Exhibit 3.49

LIMITED LIABILITY COMPANY AGREEMENT

OF

LBM HOLDINGS, LLC

This Limited Liability Company Agreement (this “Agreement”) of LBM Holdings, LLC (the “Company”), dated as of September 14, 2012, is entered into by HD Supply Holdings, LLC, Florida limited liability company, as the sole member (the “Member”).

The Member is forming a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

ARTICLE I

NAME, PURPOSE, ETC.

Section 1.1 Name. The name of the limited liability company being formed is LBM Holdings, LLC. The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Member.

Section 1.2 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, to engage in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

Section 1.3 Powers of the Company. Subject to any limitations set forth in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 1.2.

Section 1.4 Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 5.1 of this Agreement.

Section 1.5 Registered Agent and Office. The name and address of the registered agent and office of the Company in the State of Delaware is Corporate Creations Network Inc., 3411 Silverside Road, Rodney Building #104, in the City of Wilmington, County of New Castle. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

Section 1.6 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 1.7 Fiscal Year. The fiscal year of the Company shall end on the date that is the end of the fiscal year of the Member.

Section 1.8 Certain Ratified Actions. Without in any way limiting the generality of the foregoing or anything else contained in this Agreement or in any other document, Ricardo Nunez is hereby designated as an authorized person, within the meaning of the Act and the execution and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware are hereby ratified and confirmed.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Generally. The business and affairs of the Company shall be managed by or under the direction of a board of the Company (the “Board”) consisting of at least one natural person designated as a director (the “Directors”) as provided below. The Board shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act.

Section 2.2 Election of Board. The Directors shall be chosen by the Member. The initial Directors of the Company will be as set forth on Annex A hereto. Each Director shall hold office until a successor is selected by the Member or until such Director’s death, resignation or removal. Each Director is hereby designated as a “manager” (within the meaning of the Act) of the Company.

Section 2.3 Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board or the Member. Any Director may call a meeting of the Board on 24 hours’ notice to each other Director, either personally, by telephone, by facsimile, by electronic mail or by any other similarly timely means of communication, which right to notice may be waived in writing by any Director.

Section 2.4 Quorum and Acts of the Board. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.

If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.5 Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in any meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.6 Committees of Directors. The Board may, by resolution passed by unanimous consent of the Directors, designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 2.7 Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. No Director who is an employee of the Member or the Company shall receive compensation for his or her service as a Director.

Section 2.8 Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Member or the remaining Directors shall not be necessary to make it effective.

Section 2.9 Removal of Directors. If at any time the Member desires to remove, with or without cause, any Director, the Member shall have the power to take all such actions promptly as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal may be filled in accordance with Section 2.10.

Section 2.10 Vacancies. The following provisions shall govern the creation and filling of vacancies on the Board. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by the vote of a majority of the Directors then in office, although less than a quorum. A Director selected to fill a vacancy shall hold office until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

Section 2.11 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers shall bind the Company.

ARTICLE III

OFFICERS

Section 3.1 Executive Officers. The officers of the Company shall be a President, a Treasurer and a Secretary, all of whom shall be elected by the Board, and shall hold office during the pleasure of the Board. In addition, the Board may elect one or more Vice Presidents, Assistant Treasurers, or Assistant Secretaries. Any number of offices may be held by the same person. All vacancies occurring among any of the officers shall be filled by the vote of the Board. Any officer may be removed and/or replaced at any time by the affirmative vote of a majority of the Directors present at a regular meeting of Directors or at a special meeting of Directors called for the purpose. The initial officers of the Company will be as set forth on Annex B hereto.

Section 3.2 Other Officers. The Board may appoint, remove and replace such other officers, including assistant officers and agents, with such powers and duties as it shall deem necessary. The Board may by resolution authorize the President to appoint and remove such other officers.

Section 3.3 Reliance by Third Parties. Any Person dealing with the Company or any Officer may rely upon a certificate signed by the President, Secretary or any Vice President as to:

(a) the identity of the President or any Member, Director, or other Officer;

(b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the President, any other Officer, a Director, or the Board, or which are in any other manner germane to the affairs of the Company;

(c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

Section 3.4 Salaries. The salaries of all officers shall be fixed by the Board, and the Board has the authority by majority vote to reimburse expenses.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Section 4.1 Membership Interest. The Company shall have 1,000 membership interests evidenced by a certificate in the form attached as Annex C. The Company shall issue to the Member a certificate to evidence its membership interest.

Section 4.2 Additional Capital Contributions. The Member shall have the right, but not the obligation, to make capital contributions to the Company in the form of cash, services or otherwise, at the times and in the amounts determined by the Member.

Section 4.3 Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

Section 4.4 Distributions. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate § 18-607 of the Act or any other applicable law.

ARTICLE V

DISSOLUTION, ASSIGNMENT, TRANSFER

Section 5.1 Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (i) the sale, transfer or other disposition of all the assets of the Company, (ii) the decision of the Member to dissolve the Company or (iii) the entry of a decree of judicial dissolution under § 18-802 of the Act.

Section 5.2 Assignments. The Member shall be permitted to transfer all or part of its interest in the Company to any person or entity that assumes all or such portion of the Member’s obligations under this Agreement.

Section 5.3 Resignation. The Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

Section 5.4 Additional Members. In the sole discretion of the Board of Directors, the Company may admit any person as an additional member of the Company.

ARTICLE VI

ARTICLE LIABILITY, EXCULPATION, INDEMNIFICATION

Section 6.1 Liability of the Member.

(a) Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

(b) Neither the Member nor any of its or the Company’s directors, officers, employees, shareholders, agents or representatives (each, a “Covered Person”), shall be liable to the Company for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that a Covered Person shall be liable for any loss, liability, damage or claim incurred by such Covered Person as a result of such Covered Person’s gross negligence or willful misconduct.

Section 6.2 Fiduciary Duty.

(a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, a Covered Person acting under this Agreement shall not be liable to the Company for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Notwithstanding any provision of this Agreement or any provision of law or equity otherwise applicable, whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person’s or entity’s professional or expert competence.

Section 6.3 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that any indemnity under this Section 6.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Section 6.4 Expenses. To the extent permitted by applicable law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company may, from time to time and at the discretion of the Board, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that the Covered Person is not entitled to be indemnified as authorized in Section 6.3.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendment, Waiver, Etc. This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

Section 7.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns.

Section 7.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

Section 7.4 Integration. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 7.5 No Third-Party Beneficiaries. Except as provided in Article VI with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

Section 7.6 Certificates.

(a) General. The Member shall be entitled to a certificate representing its interest in the Company, in such form as may from time to time be prescribed by the

Board. Such certificate shall be signed by an officer of the Company, which signature may be a facsimile thereof. In case the officer of the Company who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be an officer of the Company before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue. The certificate shall contain a legend with respect to any restrictions on transfer.

(b) Application of Article 8 of the Uniform Commercial Code. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

Section 7.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 7.8 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on September 14, 2012.

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

HD SUPPLY HOLDINGS, LLC, Sole Member

By:	/s/ Ricardo Nunez
Ricardo Nunez, Vice President and Secretary

Annex A

DIRECTORS:

Joseph J. DeAngelo

Ricardo Nunez

Ronald J. Domanico

Annex B

OFFICERS

Name	Title

Joseph J. Deangelo	President

Ronald J. Domanico	Vice President

Ricardo Nunez	Vice President and Secretary

Vidya Chauhan	Vice President

Leo Cook	Assistant Secretary

Ken Veneziano	Assistant Secretary

Katherine Boelte	Treasurer

Evan Levitt	Treasurer

Annex C

LBM HOLDINGS, LLC

CERTIFICATE OF MEMBERSHIP INTEREST

The undersigned certifies that HD Supply Holdings, LLC, Inc. is the holder of 1,000 units of limited liability company interests in LBM Holdings, LLC, a Delaware limited liability company (the “Company”).

The membership interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed this      day of September, 2012.

LBM HOLDINGS, LLC

By:
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HAS DELIVERED TO THE CORPORATION AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT, WHICH OPINION AND COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY, OR (C) THE HOLDER HAS OBTAINED A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH DISPOSITION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, AND (II) SUCH DISPOSITION IS PURSUANT TO, OR UNDER AN EXEMPTION FROM, REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS.

EACH LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8 102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE, AND (II) THE CORRESPONDING PROVISIONS OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.